UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2025

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-06615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2025, the Board of Directors (the “Board”) of Superior Industries International, Inc. (the “Company” or “Superior”) increased the size of the Board from eight to nine members pursuant to the Company’s Certificate of Incorporation and Amended and Restated By-Laws. In connection with the expansion of the Board, the Board appointed Keshav Lall to serve as a member of the Board until his successor is elected and qualified or until his earlier resignation or removal, effective May 28, 2025. The Board has determined that Mr. Lall qualifies as an “independent” director of the Company under the New York Stock Exchange listing standards.

Keshav Lall, 43, is a Founding Partner at Uzzi & Lall, a financial advisory firm specializing in helping clients manage acute change, financial stress and operational disruption. Prior to founding Uzzi & Lall, Mr. Lall was a Senior Managing Director at a financial advisory firm, where he served as Chief Restructuring Officer for numerous debtors and led creditor-side engagements for prominent global investment firms and family offices. Earlier in his career, Mr. Lall was the Chairman and CEO of Essar Capital Americas. Mr. Lall began his career in Deutsche Bank’s M&A division, followed by over a decade of principal investing at Deutsche Bank, Marblegate, Citadel and Balyasny. Mr. Lall holds a degree from Cornell University in applied economics and business management.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Lall or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Lall and any of Superior’s directors or executive officers and there are no arrangements or understandings between Mr. Lall and any other person pursuant to which he was appointed as a member of the Board. Mr. Lall is not currently expected to serve on any of the standing committees of the Board.

In connection with his appointment, the Company entered into a Director Services Agreement with Mr. Lall, a copy of which is filed as Exhibit 10.1 attached hereto, the terms of which are incorporated by reference herein in their entirety. Pursuant to the Director Services Agreement, among other things, Mr. Lall will receive a monthly fee of $35,000 for each month of service. Following his term as a director, Mr. Lall will receive a payment of $750 for each day that he is required to spend more than four hours addressing any legal or dispute matters that arise following his service as a director.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Director Services Agreement, effective as of May 28, 2025, by and between Superior Industries International, Inc. and Keshav Lall.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2025	SUPERIOR INDUSTRIES INTERNATIONAL, INC. (Registrant)

/s/ David M. Sherbin
David M. Sherbin
Senior Vice President, General Counsel and Chief Compliance Officer